UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

VASO ACTIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31925	02-0670926
(State or other jurisdiction of incorporation No.)	(Commission File No.)	(IRS Employer Identification No.)

99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923

(Address of principal executive offices including zip code)

(978) 750-0090

(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

ITEM 5. OTHER EVENTS

ITEM 7. EXHIBITS

SIGNATURE

EXHIBIT 4.1 - SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 16, 2004, BETWEEN VASO ACTIVE PHARMACEUTICALS, INC. AND THE RIVERVIEW GROUP LLC
EXHIBIT 4.2 - WARRANT TO PURCHASE CLASS A COMMON STOCK ISSUED TO THE RIVERVIEW GROUP LLC ON MARCH 16, 2004
EXHIBIT 4.3 - REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 16, 2004, BETWEEN VASO ACTIVE PHARMACEUTICALS, INC. AND THE RIVERVIEW GROUP LLC
EXHIBIT 4.4 - CONVERTIBLE NOTE ISSUED TO THE RIVERVIEW GROUP LLC ON MARCH 16, 2004
EXHIBIT 99.1 - PRESS RELEASE

ITEM 5.  OTHER EVENTS

On March 16, 2004, Vaso Active Pharmaceuticals, Inc. (the “Company” or “Vaso Active”) completed a private placement transaction pursuant to which the Company issued (i) an 18 month 2% convertible note in the aggregate principal amount of $7,500,000 convertible into shares of the Company’s Class A common stock at a conversion price of $9.00 and (ii) warrants to purchase 166,667 shares of Class A common stock at an exercise price of $8.75 per share.

Pursuant to the registration rights agreement executed in connection with the private placement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form-SB2 (the “Registration Statement”) for the resale of the Class A common stock issued on the conversion of the note and the exercise of the warrants.

Wharton Capital Investment acted as sole placement agent for this transaction and in exchange for its services will receive a cash fee and warrants to purchase Class A common stock.

The entire preceding summary is qualified in its entirety by the full text of the Securities Purchase Agreement, which is attached as Exhibit 4.1, the Warrant to Purchase Class A common stock, which is attached as Exhibit 4.2, the Registration Rights Agreement, which is attached as Exhibit 4.3, and the Convertible Note, which is attached hereto as Exhibit 4.4.  A copy of the press release announcing the transaction is attached as Exhibit 99.1.

ITEM 7.  EXHIBITS

(c) Exhibits.

Exhibit 4.1	Securities Purchase Agreement, dated as of March 16, 2004, between Vaso Active Pharmaceuticals, Inc. and The Riverview Group, LLC.

Exhibit 4.2	Warrant to Purchase Class A Common Stock issued to The Riverview Group LLC on March 16, 2004.

Exhibit 4.3	Registration Rights Agreement, dated as of March 16, 2004, between Vaso Active Pharmaceuticals, Inc. and The Riverview Group, LLC.

Exhibit 4.4	Convertible Note issued to The Riverview Group LLC on March 16, 2004.

Exhibit 99.1	Press Release, dated March 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VASO ACTIVE PHARMACEUTICALS, INC.

	By:	/s/ John J. Masiz
Name: John J. Masiz
Title: President, CEO

Date: March 17, 2004